SECURITIES AND EXCHANGE COMMISSION

                            Washington D.C. 20549


                                 Form 8-A/A


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                    SECURITIES AND EXCHANGE ACT OF 1934





                         EQUITABLE OF IOWA COMPANIES
_______________________________________________________________________________
           (Exact name of registrant as specified in its charter)


              Iowa                                        42-1083593
__________________________________________    _________________________________
(State of incorporation or organization)      (IRS Employer Identification No.)

604 Locust Street, Des Moines, Iowa                          50309
__________________________________________    _________________________________
(Address of principal executive offices)                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                Name of each exchange on which
to be so registered                each class is to be registered
___________________                ______________________________

Common Share Purchase Rights       New York Stock Exchange
____________________________       ____________________________________________

____________________________       ____________________________________________

Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
_______________________________________________________________________________
                               (Title of class)

_______________________________________________________________________________
                               (Title of class)










Item 2.   Exhibits.

2(g)(iv) Third Amendment to Rights Agreement, dated as of June 16, 1997 between Equitable of Iowa Companies, Boatmen's Trust Company, and First Chicago Trust Company of New York.

                           SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration to be signed on its behalf by the undersigned, thereto duly authorized.

                                   EQUITABLE OF IOWA COMPANIES


                                   By: /S/ Fred S. Hubbell
                                       ___________________________________
                                       Fred S. Hubbell, President

Date:  June 16, 1997